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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Global Sports, Inc. on Form S-3 of our report dated March 22, 2000 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
March 31, 2000